As filed with the Securities and Exchange Commission on December 19, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CAMAC Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	30-0349798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1330 Post Oak Blvd.

Suite 2250

Houston, Texas 77056

(713) 797-2940

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Copies to:

James L. Rice III

Sidley Austin LLP

1000 Louisiana Street, Suite 6000

Houston, Texas 77002

(713) 495-4504

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Securities to be Registered (1)	Proposed Maximum Offering Price per Security (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	945,493,549	$0.305	$288,375,532.45	$33,509.24

(1)	All shares are being registered on this registration statement for resale by the selling stockholders named in this prospectus. Pursuant to Rule 416(a) of the Securities Act, this registration statement also registers such additional shares of the registrant’s common stock as may become issuable to prevent dilution as a result of stock splits, stock dividends or similar transactions with respect to the common shares being registered hereunder.
(2)	Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low price for the Company’s common stock on the NYSE MKT on December 15, 2014.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

CAMAC Energy Inc.

945,493,549 Shares of Common Stock

The selling stockholders named in this prospectus may use this prospectus to offer and sell, from time to time, up to 945,493,549 shares of our common stock. Of the 945,493,549 shares of our common stock covered by this prospectus, 874,798,460 are currently outstanding and up to 70,695,089 shares may be issued upon the conversion of an outstanding convertible subordinated note.

Our common stock is listed on the NYSE MKT under the symbol “CAK.” On December 18, 2014, the last reported sale price of our common stock on the NYSE MKT was $0.32 per share. You are urged to obtain current market quotations of our common stock before purchasing any of the shares being offered for sale pursuant to this prospectus.

The shares of our common stock offered under this prospectus are being registered to permit the selling stockholders to sell the shares from time to time in the public market. Each selling stockholder may sell its shares through ordinary brokerage transactions or through any other means described in the section titled “Plan of Distribution.” We do not know when or in what amount the selling stockholders may offer the shares for sale. Each selling stockholder may sell any, all or none of its respective shares offered by this prospectus. We will not receive any proceeds from the sale of shares by the selling stockholders.

Investing in the shares being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the information set forth in the section of this prospectus titled “Risk Factors” beginning on page 3 when determining whether to purchase any of these shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is

You should rely only on the information provided or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with additional or different information. The selling stockholders are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus and any prospectus supplement is accurate only as of the date on the front of the document and that information incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date of the document incorporated by reference.

In this prospectus and any prospectus supplement, unless otherwise indicated, “CAMAC”, “the Company,” “we”, “us” and “our” refer to CAMAC Energy Inc. and its wholly owned subsidiaries and do not refer to the selling stockholders.

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PROSPECTUS SUMMARY

This summary highlights information about us and the common stock being offered by this prospectus. This summary is not complete and may not contain all of the information that you should consider prior to investing in our common stock. You should read this prospectus, including all documents incorporated herein by reference, together with additional information described under the heading “Where You Can Find More Information.”

Our Business

CAMAC Energy Inc. is an independent exploration and production company engaged in the acquisition and development of energy resources in Africa. The Company’s exploration, development and production activities are currently focused in Sub-Saharan Africa. Our strategy is to acquire and develop high-potential exploration and production assets in Africa and to explore and develop those assets through strategic partnerships with national oil companies, indigenous local partners and other independent oil companies. Our shares are traded on the NYSE MKT under the symbol “CAK” and, as of February 24, 2014, on the Johannesburg Stock Exchange (“JSE”) under the symbol “CME.”

The Company’s asset portfolio consists of nine licenses in four countries covering an area of approximately 43,000 square kilometers (approximately 10 million acres). The Company has producing properties and conducts exploration activities in Nigeria, as well as exploration licenses with hydrocarbon potential onshore and offshore Kenya, offshore The Gambia and offshore Ghana.

The Company’s operating subsidiaries are CAMAC Energy Ltd., CAMAC Petroleum Limited, CAMAC Energy International Ltd., CAMAC Energy Ghana Limited, CAMAC Energy Kenya Limited, CAMAC Energy Gambia Ltd. and CAMAC Energy Gambia A5 Ltd. and the Company’s related parties include CAMAC Energy Holdings Limited (“CEHL”), CAMAC International Nigeria Limited, CAMAC International Limited, Allied Energy Plc. (“Allied”) and Oceanic Consultants.

Our principal executive office is located at 1330 Post Oak Boulevard, Suite 2250, Houston, Texas 77056, and our telephone number is (713) 797-2940. Our website address is www.camacenergy.com. Information on, or accessible through, our website is not a part of this prospectus or any applicable prospectus supplement and is not incorporated by reference in this prospectus or any applicable prospectus supplement.

The Offering

Common stock offered by the selling stockholders	945,493,549 shares

Selling stockholders	All of the shares of common stock are being offered by the selling stockholders named herein. See “Selling Stockholders” for more information on the selling stockholders.

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock in this offering.

Plan of distribution

The selling stockholders named in this prospectus may offer or sell the common stock from time to time through public or private transactions at prevailing market prices or at privately negotiated prices. The selling stockholders may resell the shares of common stock through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions, or commissions. For additional information on the methods of sale that may be used by the selling stockholders, see “Plan of Distribution.”

Trading	Our common stock is traded on the NYSE MKT under the symbol “CAK” and on the Johannesburg Stock Exchange under the symbol “CME.”

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any updates in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risk factors, and you may lose all or any part of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve assumptions, known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements contained in this prospectus.

In our capacity as Company management, we may from time to time make written or oral forward-looking statements with respect to our long-term objectives or expectations which may be included in our filings with the SEC, reports to stockholders and information provided on our web site.

The words or phrases “will,” “may,” “could,” “would,” “should,” “likely,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “goal,” “plan,” “intend,” “will likely,” “are expected to,” “is anticipated,” “is predicted,” “forecast,” “project,” “plans to continue,” “believes,” or similar expressions identify “forward-looking statements.” Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. We wish to caution you not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We are calling to your attention important factors that could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The following list of important factors may not be all-inclusive, and we specifically decline to undertake an obligation to publicly revise any forward-looking statements that have been made to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Among the factors that could have an impact on our ability to achieve expected operating results and growth plan goals and/or affect the market price of our stock are:

•	Limited operating history, operating revenue or earnings history.

•	Ability to raise capital to fund our current and future operations.

•	Ability to develop oil and gas reserves.

•	Dependence on key personnel, technical services and contractor support.

•	Fluctuation in quarterly operating results.

•	Possible significant influence over corporate affairs by significant stockholders.

•	Ability to enter into definitive agreements to formalize foreign energy ventures and secure necessary exploitation rights.

•	Ability to successfully integrate and operate acquired or newly formed entities and multiple foreign energy ventures and subsidiaries.

•	Competition from large petroleum companies and other energy interests.

•	Changes in laws and regulations that affect our operations and the energy industry in general.

•	Risks and uncertainties associated with exploration, development and production of oil and gas, and drilling and production risks.

•	Expropriation and other risks associated with foreign operations.

•	Risks associated with anticipated and ongoing third party pipeline construction and transportation of oil and gas.

•	The lack of availability of oil and gas field goods and services.

•	Environmental risks and changing economic conditions.

•	The material weakness in our internal controls over financial reporting as of September 30, 2014.

USE OF PROCEEDS

The proceeds from the sale of the common stock covered by this prospectus will be received by the selling stockholders. We will not receive any proceeds from the sale by the selling stockholders of the shares of common stock offered by this prospectus.

SELLING STOCKHOLDERS

We have agreed with the selling stockholders to register for resale 945,493,549 shares of our common stock that they currently own or may own in the future. As specified in further detail in the table below, the shares of common stock covered by this prospectus include the following:

•	459,181 shares of common stock issued to CEHL as partial consideration for CEHL’s interest in a production sharing contract and related assets, contracts and rights pertaining to Oil Mining Leases 120 and 121 located offshore Nigeria, which include the currently producing Oyo Field (“CEHL Assets”), pursuant to that certain Purchase and Sale Agreement, dated November 18, 2009 (the “Purchase and Sale Agreement”), by and among the Company (f/k/a Pacific Asia Petroleum Inc.), CEHL, CAMAC International (Nigeria) Limited (“CINL”) and Allied;

•	497,454,857 shares of common stock issued to Allied as partial consideration for Allied’s remaining economic interests in a production sharing contract and related assets, contracts and rights pertaining to those certain Oil Mining Leases 120 and 121 located offshore Nigeria, which include the currently producing Oyo Field (the “Allied Assets”), pursuant to the terms of that certain Transfer Agreement, dated November 19, 2013 (the “Transfer Agreement”), by and among the Company, CAMAC Petroleum Limited, CEHL, CINL and Allied;

•	188,442,211 shares of common stock issued to the Public Investment Corporation (SOC) Limited (“PIC”) on February 21, 2014 and 188,442,211 shares of common stock issued to PIC on May 8, 2014 under the terms of that certain Share Purchase Agreement, effective as of November 18, 2013 (the “Share Purchase Agreement”), by and between the Company and PIC; and

•	70,695,089 shares of common stock that may be issued to Allied upon conversion of the outstanding principal and accrued but unpaid interest under a convertible subordinated note (the “Convertible Subordinated Note”) into shares of our common stock.

The securities issued to the selling stockholders in connection with the foregoing transactions have been issued pursuant to the exemption from registration under the Securities Act. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. All of the common stock offered by this prospectus is being offered by the selling stockholders for their own account.

The material terms of the Transfer Agreement and the Share Purchase Agreement were reported in Items 1.01, 2.03 and 3.02 of the Company’s Current Report on Form 8-K filed with the SEC on November 22, 2013, and are incorporated herein by reference. The descriptions of the Transfer Agreement and Share Purchase Agreement above are summaries only and are respectively qualified in their entirety by reference to the Transfer Agreement and the Share Purchase Agreement, copies of which were attached as Exhibits 2.1 and 10.1, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on November 22, 2013, and are hereby incorporated herein by reference.

The material terms of the Convertible Subordinated Note were reported in Items 1.01, 2.03 and 3.02 of the Company’s Current Report on Form 8-K filed with the SEC on February 27, 2014, and are incorporated herein by reference. The description of the Convertible Subordinated Note above is a summary only and is qualified in its entirety by reference to the Convertible Subordinated Note, a copy of which was attached as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 27, 2014, and is hereby incorporated herein by reference.

Beneficial ownership on the following table is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The selling stockholders’ respective percentage of ownership reflected in the following table is based upon 1,267,784,566 shares of common stock outstanding as of November 30, 2014, including the shares of our common stock issued pursuant to the Transfer Agreement and Share Purchase Agreement. All information with respect to share ownership has been furnished by the selling stockholders.

As used in this prospectus, the term “selling stockholders” includes each selling stockholder listed below, and any donees, pledgees, assignees, transferees, distributees or other successors-in-interest selling shares received after the date of this prospectus from such selling stockholder as a gift, pledge or other non-sale related transfer. The number of shares in the column “Maximum Number of Shares of Common Stock Being Offered” represents all of the shares that each selling stockholder may offer under this prospectus. Each selling stockholder may sell some, all or none of their shares. To our knowledge, each selling stockholder currently has sole voting and investment power over the shares of common stock listed in the table below.

	Number of Shares of Common Stock Owned Prior to Offering			Maximum Number of Shares of Common Stock That May Be Sold Under this Prospectus		Shares of Common Stock Owned After the Offering
Name of Selling Stockholder	Number		Percent (1)			Number (2)	Percent (2)
Allied Energy Plc (3)	568,149,946	(4) (5)	44.81%	568,149,946	(4) (5)	0		*
The Public Investment Corporation (SOC) Limited	377,051,089	(6) (7)	29.74%	376,884,422	(6)	166,667		*
CAMAC Energy Holdings Limited	218,205,213	(8)	17.21%	459,181	(8)	217,746,032	17.18

*	Less than 1%
(1)	As of November 30, 2014, a total of 1,267,784,566 shares of our common stock are considered outstanding pursuant to SEC Rule 13d-3(d)(1).
(2)	Assumes that all securities offered under this prospectus are sold.
(3)	Dr. Kase Lawal, the Company’s Chief Executive Officer and Chairman of the board of directors of the Company (the “Board”), directly owns 27.7% of CAMAC International Limited (“CIL”), which indirectly owns 100% of CAMAC Energy Holdings Limited (“CEHL”). Allied is a wholly owned subsidiary of CEHL. As a result, Dr. Lawal may, for purposes of Rule 13d-3 of the Exchange Act, be deemed to beneficially own 27.7% of the shares that are subject to this registration statement and are owned by Allied. Dr. Lawal disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein, and the inclusion of these shares in this Registration Statement shall not be deemed an admission of beneficial ownership of such securities.
(4)	Includes 497,454,857 shares of common stock that were issued on February 21, 2014, as partial consideration for the Allied Assets pursuant to the terms of the Transfer Agreement.
(5)	Includes 70,695,089 shares of common stock that are issuable upon conversion of the Convertible Subordinated Note, dated February 21, 2014, in the aggregate principal amount of $50,000,000. Pursuant to the Convertible Subordinated Note, Allied may elect to convert all or any portion of the principal amount and/or any accrued and unpaid interest under the Convertible Subordinated Note into shares of our common stock at an initial conversion price of $0.7164 per share, subject to customary anti-dilution adjustments. As interest on the Convertible Subordinated Note will accrue at a rate per annum equal to one-month LIBOR plus 5% we may be required to issue to Allied an estimated 70,695,089 shares of our common stock, which consists of 69,793,411 shares issuable upon conversion of the $50 million principal amount of the Convertible Subordinated Note plus an estimated 901,678 shares issuable upon conversion of one full accrued and unpaid quarterly interest payment using the one-month LIBOR rate of 0.1677% on December 31, 2013. If future LIBOR rates or our failure to timely pay interest on the Convertible Subordinated Note when due were to result in the estimated 901,678 shares of our common stock being insufficient to meet the equivalent value of accrued and unpaid interest on the Convertible Subordinated Note at the date of any conversion, then we may pay the balance of accrued and unpaid interest in cash or seek registration of additional shares at that time.
(6)	Includes (a) 188,442,211 shares of common stock that were issued to PIC on February 21, 2014, through a private placement in exchange for an investment of $135,000,000 and (b) 188,442,211 shares of common stock that were issued to PIC on May 8, 2014, in exchange for a second investment of $135,000,000 (the “Second Closing”). Each of the above mentioned private placements was completed pursuant to the terms of the Share Purchase Agreement.
(7)	Includes 166,667 shares issued to PIC in connection with Dr. Daniel M. Matjila’s service on the Board of Directors. See “Material Relationships with Selling Stockholders.” All of Dr. Matjila’s rights to shares that would be granted to him by the Company for service as a director have been assigned to PIC, subject to vesting and forfeiture.
(8)	Includes 188,591 shares of common stock that were issued to CEHL on February 28, 2013, as partial consideration for the CEHL Assets pursuant to the terms of the Purchase and Sale Agreement and an additional 270,590 shares of common stock issued as part of a stock dividend paid on February 21, 2014.

MATERIAL RELATIONSHIPS WITH SELLING STOCKHOLDERS

Board of Directors

Dr. Kase Lawal, the Company’s Chief Executive Officer and Chairman of the Board, is also a director of each of CEHL, CAMAC International (Nigeria) Limited (“CINL”) and Allied. Dr. Lawal also owns 27.7% of CIL, which indirectly owns 100% of CEHL. CINL and Allied are each wholly owned subsidiaries of CEHL.

Dr. Daniel Matjila, a member of the Board, is also the Chief Executive Officer and an Executive Director of PIC.

Registration Rights Agreements

The shares of common stock offered by the selling stockholders are being registered in accordance with the terms of the Registration Rights Agreement, dated April 7, 2010, by and between the Company (f/k/a Pacific Asia Petroleum, Inc.) and CEHL (the “CEHL Registration Rights Agreement”), the Registration Rights Agreement, dated February 21, 2014, by and between the Company and Allied (the “Allied Registration Rights

Agreement”), and the Registration Rights Agreement, dated February 21, 2014, by and between the Company and PIC (the “PIC Registration Rights Agreement”).

In accordance with the CEHL Registration Rights Agreement, CEHL is entitled to certain rights with respect to the registration of common stock owned by CEHL under the Securities Act. Subject to certain limitations and conditions, the terms of the CEHL Registration Rights Agreement require that the Company (f/k/a Pacific Asia Petroleum, Inc.), within 45 days of the Closing Date (as defined in the Purchase and Sale Agreement), (a) prepare and file with the SEC a registration statement that would permit the securities held by CEHL to be resold in registered transactions and (b) that the Company use its commercially reasonable efforts to maintain the effectiveness of the registration statement while CEHL holds shares of common stock of the Company. The Company is required to bear all expenses of registration incurred in the performance of its obligations under the CEHL Registration Rights Agreement. In addition, under certain circumstances, the CEHL Registration Rights Agreement permits the selling stockholders to demand or participate in an underwritten public offering of common stock by us.

In accordance with the Allied Registration Rights Agreement, Allied is entitled to certain rights with respect to the registration of common stock owned by Allied under the Securities Act. Subject to certain limitations and conditions, the terms of the Allied Registration Rights Agreement require that the Company, within 60 days of the Second Closing, (a) prepare and file with the SEC a registration statement that would permit the securities held by Allied to be resold in registered transactions and (b) that the Company use its commercially reasonable efforts to maintain the effectiveness of the registration statement while Allied holds shares of common stock of the Company. The Company is required to bear all expenses of registration incurred in the performance of its obligations under the Allied Registration Rights Agreement. In addition, under certain circumstances, the Allied Registration Rights Agreement permits the selling stockholders to demand or participate in an underwritten public offering of common stock by us.

In accordance with the PIC Registration Rights Agreement, PIC is entitled to certain rights with respect to the registration of common stock owned by PIC under the Securities Act. Subject to certain limitations and conditions, the terms of the PIC Registration Rights Agreement require that the Company, within 60 days of the Second Closing, (a) prepare and file with the SEC a registration statement that would permit the securities held by PIC to be resold in registered transactions and (b) that the Company use its commercially reasonable efforts to maintain the effectiveness of the registration statement while PIC holds shares of common stock of the Company. The Company is required to bear all expenses of registration incurred in the performance of its obligations under the PIC Registration Rights Agreement. In addition, under certain circumstances, the PIC Registration Rights Agreement permits the selling stockholders to demand or participate in an underwritten public offering of common stock by us.

PLAN OF DISTRIBUTION

The shares being offered are being registered to permit public secondary trading of the shares and the selling stockholders may offer for resale from time to time all or part of their respective shares owned. Each selling stockholder (including any respective pledgees, donees, transferees, assignees and successors-in-interest thereof) may, from time to time, sell any or all of its shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that this Registration Statement is declared effective by the SEC;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

Each selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by a selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each of the selling stockholders does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

Each selling stockholder may from time to time pledge or grant a security interest in some or all of the shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties thereof may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of our common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

Each selling stockholder also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Each selling stockholder and any broker-dealers or agents that are involved in selling shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of the shares offered pursuant to this prospectus will be paid by the selling stockholders and/or the purchasers. Each selling stockholder has represented and warranted to the Company that at the time of its purchase of the securities subject to this prospectus, such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

FINRA Rule 5110 requires FINRA members firms (unless an exemption applies) to satisfy the filing requirements of Rule 5110 in connection with the resale, on behalf of selling stockholders, of the securities on a principal or agency basis. NASD Notice to Members 88-101 states that in the event a selling stockholder intends to sell any of the shares registered for resale in this prospectus through a member of FINRA participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Finance Department of FINRA and disclosing to FINRA the following:

•	it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

•	the complete details of how the selling stockholder’s shares are and will be held, including location of the particular accounts;

•	whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the selling stockholder, including details regarding any such transactions; and

•	in the event any of the securities offered by the selling stockholder are sold, transferred, assigned or hypothecated by the selling stockholder in a transaction that directly or indirectly involves a member firm of FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of FINRA for review.

No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the resale of the securities by a selling stockholder, which total compensation may not exceed 8%.

The Company has advised the selling stockholders that it is the view of the SEC that the selling stockholders may not use shares registered on the registration statement to which this prospectus relates to cover short sales of our common stock made prior to the date on which the registration statement to which this prospectus relates shall have been declared effective by the SEC. If either selling stockholder uses this prospectus for any sale of the Company’s common stock, such selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to the selling stockholders in connection with resales of their respective shares under the registration statement to which this prospectus relates.

The Company is required to pay all fees and expenses incident to the registration of these shares, but the Company will not receive any proceeds from the sale of our common stock. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the shares of our common stock will be passed upon for us by Sidley Austin LLP, Houston, Texas.

EXPERTS

Registered Public Accounting Firms

The consolidated financial statements as of December 31, 2013 and 2012 and for each of the two years in the period ended December 31, 2013, and management’s assessment of effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Our consolidated financial statements, and the related financial statement schedule, for the year ended December 31, 2011, and the effectiveness of our internal control over financial reporting as of December 31, 2011 have been audited by RBSM LLP, an independent registered public accounting firm, as stated in their report. Such financial statements, financial statement schedule and report have been incorporated herein by reference to the Company’s Form 8-K filed on December 19, 2014 in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

The Statements of Revenues and Direct Operating Expenses of Allied Energy Plc and CAMAC International (Nigeria) Limited OML Businesses to be Acquired for each of the years ended December 31, 2012 and 2011 have been audited by Calvetti Ferguson, an independent registered public accounting firm, as stated in their report. Such financial information and report has been incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on January 15, 2014 in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

Independent Petroleum Engineers

Certain estimates of our oil and natural gas reserves for year-end 2013 that are contained in our Current Report on Form 8-K filed with the SEC on December 19, 2014 and incorporated by reference in this prospectus, were based in part upon reserve reports prepared by DeGolyer and MacNaughton, an independent petroleum engineering and geoscience advisory firm. These estimates are incorporated by reference in this prospectus in reliance upon the authority of said engineers as experts in such matters.

No expert or counsel named in this prospectus having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

MATERIAL CHANGES

There have been no material changes to the Company since November 10, 2014 that have not been described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference certain documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents. Any information that we reference this way is considered part of this prospectus.

We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the date of the closing of each offering, other than information furnished pursuant to Item 2.02 or 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of any Current Report on Form 8-K, unless expressly stated otherwise in such Current Report on Form 8-K. You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC but have not been included or delivered with this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed March 14, 2014;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, filed on May 9, 2014, as amended by Amendment No. 1 thereto filed on July 18, 2014, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014, filed on August 11, 2014, and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014, filed on November 11, 2014;

•	Our Definitive Proxy Statement on Schedule 14A, filed on April 30, 2014 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013);

•	Our Current Reports on Form 8-K filed on January 27, 2014, February 19, 2014, February 25, 2014, February 27, 2014, March 17, 2014, March 17, 2014 (Acc-no: 0001437749-14-004396), May 6, 2014, June 4, 2014, June 25, 2014, September 11, 2014, December 18, 2014 and December 19, 2014;

•	Annex A of our Definitive Proxy Statement on Schedule 14A filed on January 14, 2014 (solely with respect to information for the years ended December 31, 2012 and 2011); and

•	The description of our common stock contained in our Registration Statement on Form 8-A12B (File No. 001-34525), filed with the SEC on November 3, 2009, including any amendments and reports filed for the purpose of updating such description, which are also incorporated by reference herein.

All documents that we file after the date of this prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

You may request a copy of these filings, at no cost, by written or oral request made to us to the attention of:

Chris Heath

Director, Corporate Finance and Investor Relations

(713) 797-2945

CAMAC Energy Inc.

1330 Post Oak Boulevard, Suite 2250

Houston, Texas 77056

If you request a copy of any or all of the documents incorporated by reference herein, we will send to you the copies you request. However, we will not send exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, prospectuses and other information with the SEC. You may read and copy any materials that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. The SEC also maintains an internet website, at http://www.sec.gov, that contains our filed reports, proxy and information statements and other information that we file electronically with the SEC. Additionally, we make these filings available, free of charge, on our website at www.camacenergy.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

We have filed a registration statement on Form S-3 with the SEC with respect to the securities offered in this offering. This prospectus does not contain all of the information set forth in the registration statement and the exhibits filed as part of the registration statement. For further information about us and the securities offered in this offering, you may refer to the registration statement and its exhibits and schedules as well as the documents described herein or incorporated herein by reference. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You can review and copy these documents at the public reference facilities maintained by the SEC or on the SEC’s website as described above.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses to be paid by us in connection with the sale of the shares of common stock being registered hereby. All amounts shown are estimates except for the registration fee.

SEC registration fee		$33,509.24
Accounting fees and expenses	$		†
Printing and engraving expenses	$		†
Legal fees and expenses	$		†
Transfer agent and registrar fees and expenses	$		†
Miscellaneous expenses	$		†

Total	$		†

†	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates that it will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

Our Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws provide for the indemnification, to the fullest extent permitted by law, of any person made or threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was our director or officer, or serves or served any other enterprise as a director or officer at our request. Our Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws also provide that, to the fullest extent permitted by law, we may provide for the indemnification of, and advancement of expenses to, any agents of the Company (and any other persons to which Delaware law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its stockholders and others. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The registrant also has entered into indemnification agreements with its executive officers and directors and provides indemnity insurance pursuant to which directors and officers are indemnified or insured against liability or loss under certain circumstances which may include liability, or related loss under the Securities Act and the Exchange Act.

Item 16. Exhibits.

The exhibits listed on the Exhibit Index to this registration statement are hereby incorporated by reference.

Item 17. Undertakings.

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) Each prospectus filed by the registrant pursuant to 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(D) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 19th day of December, 2014.

CAMAC ENERGY INC.

By:	/s/ Earl W. McNiel
Earl W. McNiel
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on the dates and in the capacities indicated below.

Signature	Title	Date

/s/ Dr. Kase Lukman Lawal Dr. Kase Lukman Lawal	Chief Executive Officer, President, Director and Chairman of the Board (Principal Executive Officer)	December 19, 2014

/s/ Earl W. McNiel Earl W. McNiel	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	December 19, 2014

/s/ Adama Traore Adama Traore	Vice President and Chief Financial Officer (Principal Accounting Officer)	December 19, 2014

* Dr. Lee Brown	Director	December 19, 2014

* William J. Campbell	Director	December 19, 2014

* John Hofmeister	Director	December 19, 2014

* Hazel O’Leary	Director	December 19, 2014

Dr. Daniel M. Matjila	Director

* Ira Wayne McConnell	Director	December 19, 2014

* By:	/s/ Nicolas J. Evanoff
Nicolas J. Evanoff (Attorney-in-fact**)

**	By authority of Powers of Attorney filed with this Registration Statement

EXHIBIT INDEX

Exhibit Number	Description
2.1	Transfer Agreement, dated November 19, 2013, by and among CAMAC Energy Inc., CAMAC Energy Holdings Limited, CAMAC International (Nigeria) Limited and Allied Energy Plc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on November 22, 2013).

2.2	Purchase and Sale Agreement, dated November 18, 2009, by and among the Company (f/k/a Pacific Asia Petroleum Inc.), CAMAC Energy Holdings Limited, CAMAC International (Nigeria) Limited and Allied Energy Plc. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on November 23, 2009).

4.1	Amended and Restated Certificate of Incorporation, as amended, of the Company, dated February 13, 2014 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 19, 2014).

4.2	Amended and Restated Bylaws of the Company as of April 11, 2011 (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 3, 2011).

4.3	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation, as executed and filed with the Delaware Secretary of State on February 18, 2014 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 19, 2014).

4.4	Registration Rights Agreement, dated April 7, 2010, by and between CAMAC Energy Inc. (f/k/a Pacific Asia Petroleum Inc.) and CAMAC Energy Holdings Limited (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on April 14, 2010).

4.4	Registration Rights Agreement, dated February 21, 2014, by and between CAMAC Energy Inc. and Allied Energy Plc. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the SEC on February 27, 2014).

4.5	Convertible Subordinated Note issued on February 21, 2014, by CAMAC Energy Inc. in favor of Allied Energy Plc. (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K, filed with the SEC on February 27, 2014).

4.6	Registration Rights Agreement, dated February 21, 2014, by and between CAMAC Energy Inc. and the Public Investment Corporation (SOC) Limited (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K, filed with the SEC on February 27, 2014).

5.1*	Opinion of Sidley Austin LLP

10.1	Share Purchase Agreement, effective as of November 18, 2013, by and between CAMAC Energy Inc. and the Public Investment Corporation (SOC) Limited (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed with the SEC on November 22, 2013).

23.1*	Consent of Sidley Austin LLP (included in Exhibit 5.1)

23.2*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm

23.3*	Consent of RBSM LLP, Independent Registered Public Accounting Firm

23.4*	Consent of Calvetti Ferguson, Independent Registered Public Accounting Firm

23.5*	Consent of DeGolyer and MacNaughton, Independent Petroleum Engineering Firm Power of attorney (included on signature page)

24.1*	Power of Attorney

*	Filed herewith.